Exhibit 23(b)


CONSENT OF COUNSEL TO TU ELECTRIC

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of Texas Utilities Company and Texas Utilities Electric Company for the fiscal year ended December 31, 1998, under Part I, Item 1--Business--US Electric Segment--Regulation and Rates and --US Gas Segment--Regulation and Rates and Environmental Matters--US Segments, in Texas Utilities Electric Company's Registration Statements on Form S-3 (Nos. 333-42985 and 33-69554).



                              WORSHAM, FORSYTHE
                                   & WOOLDRIDGE, L.L.P.


                              By:       \s\ Timothy A. Mack
                                             A Partner



March 22, 1999
Dallas, Texas